KENT FINANCIAL SERVICES, INC.
                          376 MAIN STREET, P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-0078

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 8, 2004

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kent Financial Services, Inc. (the "Company"), will be held on Monday, November 8, 2004, at 8:30 a.m., local time, at The Olde Mill Inn, 225 Route 202, Basking Ridge, NJ 07920 for the purpose of considering and acting upon the following matters:

     (1) To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

     Only stockholders of record at the close of business on September 17, 2004 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person.



     THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                                     By Order of the Board of Directors



                                     /s/ Paul O. Koether
                                     ------------------------------------
                                     Paul O. Koether
                                     Chairman and President

Date:    October 1, 2004

                          KENT FINANCIAL SERVICES, INC.
                                 376 MAIN STREET
                                   P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-0078
                                ----------------

                  INFORMATION STATEMENT FOR THE ANNUAL MEETING
                                November 8, 2004
General

     This Information Statement is being furnished to the stockholders of Kent Financial Services, Inc., a Delaware corporation (the "Company") pursuant to Regulation 14(c) of the Securities Exchange Act of 1934 in connection with the forthcoming Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, November 8, 2004, at 8:30 a.m., at The Olde Mill Inn, 225 Route 202,
Basking Ridge, NJ 07920, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is
(908) 234-0078.

     This Information Statement and accompanying Notice of Annual Meeting of Stockholders are first being mailed on or about October 1, 2004 to all stockholders entitled to vote at the meeting.

Record Date; Voting Securities

     Only stockholders of record at the close of business on September 17, 2004 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 2,875,973 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

     As of the Record Date, management and its affiliates ("Principal Stockholders") collectively owned greater than 50% of the Company's outstanding Common Stock and will vote such shares to elect as directors the three nominees listed under the caption "Election of Directors". Since the Common Stock owned by the Principal Stockholders constitute a majority of the Company's outstanding Common Stock, the Board of Directors determined not to solicit proxies. Any stockholder of record on the Record Date, is entitled to attend the meeting and vote their shares personally or through such stockholder's own legally constituted proxy.

Votes Required

     The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

     THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Information Statement and Notice of Annual Meeting of Stockholders to such beneficial owners.


                              ELECTION OF DIRECTORS
Nominees

     At the Annual Meeting, three directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The Principal Stockholders will vote FOR the election of each nominee named below ("Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the Principal Stockholders will vote for a substitute candidate selected by the Board of Directors.

Certain information regarding each Nominee is set forth below.

                                        Position and Office          Director
    Name of Nominee          Age     Presently Held with Company      Since
    ---------------          ---     ---------------------------      -----

    Paul O. Koether           68     Chairman, President and           1987
                                       Director

    Casey K. Tjang            66     Director                          1992

    M. Michael Witte          78     Director                          1986

     There are no family relationships between any Nominee and/or any executive officers of the Company. Information concerning each Nominee's business history and experience is set forth below.

     Paul O. Koether is principally engaged in the following businesses: (i) Chairman and director since July 1987 and President since October 1990 of the Company, and until December 31, 2003 when it was dissolved the general partner of Shamrock Associates, ("Shamrock") an investment partnership which was the principal stockholder of the Company; (ii) various positions with affiliates of the Company, including Chairman since April 1988, President from April 1989 to February 1997 and director since March 1988 of Pure World, Inc., ("Pure World") and since December 1994 has been a director and since January 1995 has been Chairman of Pure World's wholly-owned subsidiary, Pure World Botanicals, Inc., a manufacturer and distributor of natural products. He is also Chairman and a director of Pure World's principal stockholder, Sun Equities Corporation, ("Sun") a private company. Mr. Koether was Chairman from 1990 until August 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC. ("Winston"); In September 1998, Mr. Koether has been a director and Chairman of Cortech, Inc., ("Cortech") a biopharmaceutical company seeking to redeploy its assets. Mr. Koether was a director of Golf Rounds.com, Inc., ("Golf Rounds") a non-operating company from July 1992 to January 2000. Since November 2003 Mr. Koether has been General Partner of Emerald Partners ("Emerald") an investment partnership.

     Casey K. Tjang. Since September, 2001, he has been President and Chief Executive Officer of Knowledgewindow, Inc., an e-learning provider of internet training and since February 2002, he has been Accredited Services, Inc., an e-learning custom courseware developer and provider of Internet base distance education system. From August 2000 to September 2001, he was Chief Financial Officer of Knowledgewindow, Inc. From December 1995, until August 2000, he was with Leading Edge Packaging, Inc., a marketing, wholesaler and distribution company of consumer product packagings in the following capacities: director and secretary since December 1995; Chief Financial Officer since September 1996 and President since September 1998. On August 16, 2000 Leading Edge Packaging, Inc., filed a Chapter XI petition and on November 21, 2000, converted to Chapter VII under the United States Bankruptcy Code.

     M. Michael Witte. Since August 1980, he has been President of M. M. Witte & Associates, Inc., a private corporation which is engaged in oil and gas consulting and investment management. In November 1995 Mr. Witte was elected Co-Chairman of The American Drilling Company, L.L.C., a position he subsequently relinquished after his election on August 1, 1996 as Chief Executive Officer and Director of South Coast Oil Corporation, a Los Angeles based oil company founded in 1921.

Board Meetings and Committees

     The Board held 4 formal meetings during the year ended December 31, 2003 and otherwise acted by written consent. Each of the Company's directors attended all of the meetings of the Board of Directors and of all committees of the Board on which he served.

     During the year ended December 31, 2003, the Board had an Audit Committee, which consisted of Messrs. Tjang and Witte. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held 4 meetings in 2003.

     The Board also had a Compensation Committee consisting of Messrs. Witte and
Tjang.   The  Compensation   Committee,   which  is  responsible  for  reviewing
Management's compensation, held no meetings in 2003.

     The Board also has a Nominating Committee consisting of Messrs. Witte and Tjang, each of whom has been determined by the Company's Board of Directors to be independent under the Nasdaq listing standards. The Nominating Committee is responsible for assisting the Board in identifying individuals qualified to serve as directors of the Company and on committees of the Board, and overseeing the evaluation of the Board and the Company's management. The Board did not have a Nominating Committee in 2003, and thus held no meetings in 2003.

     The Nominating Committee maintains the following guidelines for selecting nominees to serve on the Board. It may apply several criteria in selecting nominees. At a minimum, the Nominating Committee shall consider (a) whether each such nominee has an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the Nominating Committee may consider include  a  candidate's  specific  experiences  and  skills,  relevant  industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the Nominating Committee believes will enhance the Board's ability to effectively manage and direct the company's affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

     The Nominating Committee will identify nominees by first evaluating the current members of the Company's Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Nominating Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board. For new nominees, the Nominating Committee will identify potential candidates based on input from members of the Board and management and, if the Nominating Committee deems it appropriate, from one or more third-party search firms.

     Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Nominating Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate's experience and accomplishments. Additionally, serious candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Nominating Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

     Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating Committee, c/o Kent Financial Services, Inc., 376 Main Street, Bedminster, New Jersey 07921, on or before July 10, 2005. Assuming that the appropriate information has been timely provided, the Nominating Committee will consider these candidates in the same manner as it considers other Board candidates it identifies. The Company's stockholders also have the right to nominate director candidates without any action on the part of the Nominating Committee or the Company's Board of Directors by following the advance notice provisions of the Company as described under "Stockholder Proposals and Nominations" on page 12 of this Notice of Annual Meeting.

Communications with the Directors

     Stockholders may communicate in writing with any of the Company's directors by sending such written communication to Sue Ann Merrill, Secretary of the Company, at the Company's principal executive offices, 376 Main Street, Bedminster, New Jersey 07921. Copies of written communications received at such address will be provided to the relevant director or directors unless such communications are determined by the Company's outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, resumes and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

     All Board members are not expected to attend the Company's annual meetings of stockholders. Attendance at the annual meeting will not be considered by the Nominating Committee in assessing director performance.

Code of Ethics

     The Company has adopted its Code of Ethics. Stockholders may write to Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to request a copy of the Code of Ethics, and the Company will provide it to any person without charge upon such request.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors and Certain Stockholders

     The following table sets forth the beneficial ownership of Common Stock of the Company as of August 31, 2004, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director, Executive Officers and by all current directors, and officers as a group:

                                      Amount and Nature
Name and Address                        of Beneficial               Percent of
of Beneficial Owner                     Ownership (1)                  Class
-------------------                     -------------                  -----

Paul O. Koether                          1,580,758(2)                  54.93%
 211 Pennbrook Road
 Far Hills, NJ 07931

Casey K. Tjang                              12,000                         *
 510 Tallwood Lane
 Greenbrook, NJ 08812

M. Michael Witte                             2,000                         *
 1120 Granville Avenue
 Suite 102
 Los Angeles, CA 90049

Marital Trust of Natalie I. Koether        456,151                     15.85%
 211 Pennbrook Road
 Far Hills, NJ 07931

All Directors and Officers               1,594,758                     55.42%
as a Group (3 persons)

-----------------------------------------
*Less than 1 percent.

(1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in other footnotes below.

(2) Includes 8,383 shares beneficially owned by The Estate of Natalie I. Koether. As Executor of The Estate of Natalie I. Koether, Mr. Koether may be deemed to own these shares beneficially. Includes 456,151 shares beneficially owned by The Marital Trust u/w/o Natalie I. Koether. Mr. Koether may be deemed to own these shares beneficially. Includes 42,275 shares held in Mr. Koether's IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers, directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2003.

                             EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 2003, 2002, and 2001, the compensation of any person who, as of December 31, 2003 was an Executive Officer of the Company with an annual compensation in excess of $100,000 ("Named Officers").


                           Summary Compensation Table


                                Annual Compensation (1)(2)                Long-Term
Name of Pricipal   ----------------------------------------------------  Compensation
Officer/Position    Year      Salary       Bonus       Other (3)          Options(#)     Other

Paul O. Koether     2003     $240,000         -        $ 69,113                -            -
Chairman, Presi-    2002      240,000         -          63,552                -            -
dent and Chief      2001      240,000         -         104,699                -            -
Executive Officer

------------------------------------------------------------


(1) The Company has no bonus or deferred compensation plans and pays bonuses at the discretion of the Board based on performance.

(2) Mr. Koether received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Named Officers. Such amounts are excluded from the table.

(3) Represents commissions paid by T. R. Winston to Mr. Koether in his capacity as a registered representative for securities trades made for his respective customers. Kent owned 100% of T. R. Winston until August 2003 at which time it sold 60% of its ownership. Kent sold its remaining interest in 2004.

Stock Option and Stock Appreciation Rights; Grants and Exercises

     No stock options or stock appreciation rights were granted to the Named Executive Officers in 2001, 2002 or 2003.

     There were no outstanding stock options or stock appreciation rights exercised or unexercised by the named officers at December 31, 2003.

Remuneration of Directors

     Directors who are not employees of the Company currently receive a monthly fee of $1,000 plus $200 for each day of attendance at board and committee meetings. During 2003, the Company paid directors' fees in the aggregate amount of approximately $55,000.

Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial
  Plan Table

     The Company does not maintain any long-term incentive plans or defined benefit or actuarial plans.

Employment Agreements

     In April, 1990, the Company and Paul O. Koether entered into an employment agreement ("Agreement") pursuant to which Mr. Koether serves as the Company's Chairman for an initial three-year term ("Commencement Date") at an annual salary of $175,000 (changed to $240,000 in December 2000) ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Commencement Date.

     Mr. Koether may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of the (i) Base Salary payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent

Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     The Company may terminate Mr. Koether's employment under the Agreement for "cause" which is defined as (i) Mr. Koether's continued failure to substantially perform his duties under the Agreement (other than by reason of his mental or physical incapacity or the removal of his office to a location more than five miles from its current location) which is not cured within specified time periods, or (ii) Mr. Koether's conviction of any criminal act or fraud with respect to the Company. The Company may not terminate Mr. Koether's employment except by a vote of not less than 80 percent of the entire Board of Directors at a meeting at which Mr. Koether is given the opportunity to be heard.

     In the event of Mr. Koether's death during the term of the Agreement, his beneficiary shall be paid a death benefit equal to $240,000 per year for three years payable in equal monthly installments. Should Mr. Koether become "disabled" (as such term is defined in the Agreement) during the term of the Agreement and either long-term disability insurance is not provided by the Company or such policy does not provide an annual benefit to age 70 equal to 80% or more of Mr. Koether's base salary, he shall be paid an annual disability payment equal to 80% of his base salary in effect at the time of the disability. Such payments shall continue until Mr. Koether attains the age of 70.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since March 1990 certain non-subsidiary affiliates have rented office space from the Company. The Company's aggregate rental income from these arrangements was approximately $70,000 and $43,000 in 2003 and 2002, respectively.

     The Company reimburses an affiliate for the direct cost of certain group medical insurance, 401(k) benefits and office supplies. Such reimbursements were approximately $73,000 and $124,000 during 2003 and 2002, respectively.

     Affiliates of the Company pay an administrative fee for management services performed by the Company on behalf of the affiliates. These services include corporate governance, financial management and accounting services. Such fees were $228,000 and $198,000 in 2003 and 2002, respectively.

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of two directors, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' Marketplace Rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board Meetings and Committees." A copy of the Audit Committee Charter is attached hereto in Appendix A.

     The Audit Committee has received and discussed the Company's audited financial statements for fiscal 2003 with the management of the Company. The
Audit Committee has discussed with Amper, Politziner, & Mattia P.A., the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented). The Company also has received the written disclosure and letter from Amper, Politziner & Mattia P.A. required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Amper, Politziner & Mattia P.A. its independence.

     Based on the review and discussions referred to above the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                            The Audit Committee
                                            Casey K. Tjang, Chairman
                                            M. Michael Witte

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Amper, Politziner & Mattia P.A. ("APM") served as the Company's independent public accountants for the fiscal year ended December 31, 2002 and 2003 and have been selected to serve as the Company's independent public accountants for the fiscal year ended December 31, 2004. It is not expected that a representative of APM will be present at the meeting. The services to be provided by APM in 2004 will include performing the audit of the 2004 financial statements and reviewing quarterly reports. APM has no direct or indirect interest in the Company.

Audit Fees

     The aggregate fees billed to the Company by APM for professional services rendered for the audit of the Company's annual financial statements included in the Company's Form 10-KSB for fiscal year ended December 31, 2003 and the reviews of the financial statements included in the Company's Forms 10-QSB for 2003 were $34,450.

     The aggregate fees billed to the Company by APM for professional services rendered for the audit of the Company's annual financial statements included in the Company's Form 10-KSB for fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for 2002 were $45,905

Tax Fees

     The aggregate fees, including expenses, billed or expected to be billed by APM in connection with the preparation of income tax returns for the Company for the fiscal year ended December 31, 2003 was $8,000.

     The aggregate fees, including expenses billed by APM in connection with the preparation of income tax returns for the Company for the fiscal year ended December 31, 2002 was $11,750.

All Other Fees

     No other fees were billed by APM for the fiscal years ended December 31, 2003 and 2002.

                     STOCKHOLDERS' PROPOSALS AND NOMINATIONS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than July 10, 2005. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

     In addition, the Company's policy on stockholder nominations for director candidates requires that to be considered for next year's slate of directors any stockholder nominations for director must be received by Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, no later than July 10, 2005. The Nominating Committee will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The Nominating Committee has no obligation to nominate any such person for election.

     Stockholders may write to Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to deliver the stockholder proposals and stockholder nominations discussed above.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 is being mailed to stockholders with this Information Statement.

                                        By Order of the Board of Directors,


                                        /s/ Paul O. Koether
                                        -----------------------------------
                                        Paul O. Koether
                                        Chairman and President

Date:  October 1, 2004

                                                                    APPENDIX A

              KENT FINANCIAL SERVICES, INC. AUDIT COMMITTEE CHARTER

                                  Introduction

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Kent Financial Services, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

     The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

                                Responsibilities

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     a. Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

     b. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     c. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     d. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB and any Annual Report to Shareholders.

     e. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     f. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     g. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Reports on Form 10-QSB prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

     h. Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     i. Discussing with management and/or Company counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     j. Reviewing management "conflict of interest" transactions.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.



























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